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THIS AGREEMENT is made between Verne J. Troyer ("TROYER"), TC Ventures, LLC
("TCV"), and Collectible Concepts Group, Inc. ("CCGR")

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and in reliance thereof, the parties hereto agree to the following terms and conditions:

     1. TCV assigns to CCGR all rights, interests, liabilities, ownership and control it has in the existing Internet Site License Agreement (the "Agreement") with TROYER

     2. TROYER agrees to extend the termination date of the Agreement to December 31, 2001.

     3. TROYER authorizes CCGR to use the name and likeness of TROYER, including, but not limited to, "Vern J. Troyer", "Vern Troyer" and "Mini-V", as the official spokesman for any and other CCGR, owned and/or operated, Internet sites relating to "Austin Powers" and authorizes cross-linking of CCGR's "Austin Powers" Internet sites.

     4. TROYER agrees to make reasonable efforts to perform promotional duties related to the aforementioned CCGR "Austin Powers" Internet sites. These duties include, but are not limited to, Radio and/or Television commercial appearances supporting the CCGR "Austin Powers" Internet sites and any other personnal appearances and performances which TROYER and CCGR deem relevant. CCGR will pay all reasonable travel, lodging, transportation and per diem expenses related to promotional duties and appearances.

     5. CCGR affirms all the terms and conditions of the Agreement, and acknowledges that the selection of merchandise provided, relating to "Vern Troyer" and "Mini-V", is at the sole discretion of TROYER.

     6. CCGR issued to TCV 400,000 common shares of CCGR to be lettered and restricted pursuant to SEC Rule 144.

     7. CCGR issues to TROYER 400,000 common shares of CCGR to be lettered and restricted pursuant to SEC Rule 144.

     8. CCGR pays to TROYER, on a monthly basis, two percent (2%) of gross revenues generated by all CCGR Internet sites, other than the TROYER site, relating to "Austin Powers".


Entered into this 16th day of December, 1999, at San Diego, California, by:

Executive Manager                      Jan Simanton

/s/ Verne J. Troyer                    /s/ Jan Simanton
-------------------------              --------------------------
Verne J. Troyer


/s/ Matthew F. Tyson, Esq.
--------------------------
Matthew F. Tyson, Esq.
Chairman and Member, TC Ventures, LLC ("TCV")


/s/ Paul S. Lipschutz
--------------------------
Paul S. Lipschutz
President, Collectible Concepts Group, Inc. ("CCGR")